SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2004 (August 3, 2004)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia		30339

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 589-3500

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	– (b) Financial Statements and Pro Forma Financial Information. None.

(c)	Exhibits.

99.1	Press release dated August 3, 2004.

Item 12. Results of Operations and Financial Condition.

     The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

     On August 3, 2004, Verso Technologies, Inc. (“Verso”) issued a press release announcing its second quarter 2004 results and providing guidance for its third quarter 2004. A copy of that press release is attached as Exhibit 99.1 to this Current Report.

     Exhibit 99.1 to this Current Report contains Verso’s calculations regarding EBITDA (defined as net loss before interest, income taxes, depreciation, amortization of intangibles and amortization of deferred compensation) which is a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K. Exhibit 99.1 also contains a quantitative reconciliation of EBITDA to net (loss) income, the measure which Verso believes is the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the United States.

     Verso believes that a presentation of EBITDA provides useful information to Verso’s investors regarding Verso’s financial condition and results of operations because it more accurately depicts how the business is currently performing than does net income. Items such as depreciation and amortization are more appropriately associated with the historical operations of the business, i.e., existing asset base and the implications of purchase accounting for acquisitions. Interest expense is associated primarily with Verso’s financing decisions, rather than current operations. Verso believes that EBITDA provides investors with an indication of the cash produced from Verso’s operations. Verso also uses EBITDA internally as a measure of performance for segments as well as for divisions within segments.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer
and Executive Vice President

Dated: August 3, 2004

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EXHIBIT INDEX

99.1	Press Release dated August 3, 2004.

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